                                                                   Exhibit 99.3
                                 CLIENT LETTER

                              MARKEL CORPORATION

               Offer to Exchange Any and All of the Outstanding


                   7.2% Terra Nova Notes due August 15, 2007


                                      and


                    7.0% Terra Nova Notes due May 15, 2008



                                   Issued by


                         Markel International Limited

              (formerly, Terra Nova Insurance (UK) Holdings plc)

                       and Solicitation of Consents for
                      Amendment of the Related Indentures


THE CONSENT PAYMENT DEADLINE WILL BE 5:00 P.M., NEW YORK CITY TIME, ON MAY 7, 2002, UNLESS EXTENDED. EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 20, 2002, UNLESS EXTENDED OR EARLIER TERMINATED. THE COMPANY MAY EXTEND THE CONSENT PAYMENT DEADLINE OR THE EXPIRATION OF THE EXCHANGE OFFER FOR EITHER SERIES OF NOTES WITHOUT EXTENDING ANY SUCH TIME FOR THE OTHER SERIES OF NOTES. HOLDERS OF THE APPLICABLE NOTES WHO DESIRE TO RECEIVE A CONSENT PAYMENT MUST VALIDLY CONSENT TO THE PROPOSED AMENDMENTS AND TENDER THEIR NOTES PRIOR TO THE APPLICABLE CONSENT PAYMENT DEADLINE. YOU MAY ONLY REVOKE A CONSENT BY VALIDLY WITHDRAWING THE NOTES PRIOR TO THE CONSENT PAYMENT DEADLINE. IF YOU TENDER YOUR NOTES PURSUANT TO THE EXCHANGE OFFERS AFTER THE CONSENT PAYMENT DEADLINE YOU WILL NOT RECEIVE THE APPLICABLE CONSENT PAYMENT. TENDERS OF NOTES MADE AFTER THE CONSENT PAYMENT DEADLINE MAY NOT BE WITHDRAWN. THE COMPLETION, EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL AND CONSENT IN CONNECTION WITH A TENDER OF NOTES PURSUANT TO THE EXCHANGE OFFERS PRIOR TO THE CONSENT PAYMENT DEADLINE WILL BE DEEMED TO CONSTITUTE THE DELIVERY OF CONSENTS WITH RESPECT TO THE NOTES TENDERED.



                                                                 April 23, 2002


To Holders of the Notes of each Series Listed Above:


   We are offering to exchange all of the notes of Markel International Limited, formerly Terra Nova Insurance (UK) Holdings plc ("Terra Nova"), of each series listed above for new Markel Corporation notes, on the terms and subject to the conditions set forth in our enclosed Prospectus and Consent Solicitation Statement (the "Prospectus"). If you tender notes, you will, by the act of tendering, be consenting to various amendments to the applicable indenture under which those notes were issued. Our obligation to purchase tendered notes is conditioned on, among other things, satisfaction of the Consent Condition, as defined in the Prospectus, and a valid tender of a majority in principal amount held by nonaffiliates of Terra Nova of the two series of notes as described in the Prospectus.



   For your convenience, we summarize certain terms of the Offers below. This summary is not complete. You should read the Prospectus for a more detailed description of the terms of the Offers.

Consent Payment and Settlement Date


   We will pay an amount in cash equal to the applicable consent payment listed on the cover page of the Prospectus for each of your notes accepted for exchange if you tender your notes prior to the applicable consent payment deadline. If you do not validly tender your notes prior to the applicable consent payment deadline, you will not receive the applicable consent payment. We will issue the new Markel notes and pay the consent payment on the third business day after the date the applicable Exchange Offer expires.


Withdrawal Rights

   The valid withdrawal of tendered Terra Nova notes prior to the applicable consent payment deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Terra Nova indenture. You may only revoke a consent by validly withdrawing the related Terra Nova notes prior to the consent payment deadline. Tenders of notes made after the consent payment deadline may not be withdrawn.

How to Accept an Offer


   If you would like to tender notes pursuant to the Exchange Offer, you may do so through DTC's ATOP program or by following the instructions that appear in the Prospectus and in the related Letter of Transmittal and Consent and completing the Letter of Instructions (the "Instructions") attached hereto. If you tender through ATOP you do not need to complete the Letter of Transmittal and Consent.


   If you hold your notes through a broker or other nominee, only that broker or nominee can tender your notes. In that case, you must instruct your broker or nominee if you want to tender those notes. The Instructions should be signed, completed and forwarded to your broker or nominee as promptly as possible in order to permit the tender your notes.


   If you have questions about the Exchange Offers or procedures for tendering, you should contact the Dealer Manager or the Information Agent at one of their telephone numbers set forth below. If you would like additional copies of the Prospectus and the related Letter of Transmittal and Consent, you should call the Information Agent at its telephone number set forth below.


                                          Very truly yours,

                                          MARKEL CORPORATION


(Enclosures)


The Information Agent for the Exchange Offers is:


   MacKenzie Partners, Inc.


   105 Madison Avenue


   New York, NY 10016


   U.S. Toll-Free: (800) 322-2885




   From Outside the U.S.: (212) 929-5500 (call collect)


The exclusive Dealer Manager for the Exchange Offers is:

   JPMorgan
   270 Park Avenue, 8th Floor
   New York, NY 10017
   U.S. Toll-Free: (866) 834-4666
   From Outside the U.S.: (212) 834-4388

                            LETTER OF INSTRUCTIONS

           WITH RESPECT TO TENDERS OF NOTES AND DELIVERY OF CONSENTS

                 IN CONNECTION WITH THE OFFER OF EXCHANGE AND

             SOLICITATION OF CONSENTS TO BE USED IF YOU WISH YOUR


            BROKER OR NOMINEE TO TENDER AND CONSENT ON YOUR BEHALF



   The undersigned acknowledge(s) receipt of the letter and the enclosed Letter of Transmittal and Consent and Prospectus and Consent Solicitation Statement, dated April 23, 2002 (the "Prospectus"), in connection with the Offer to Exchange and Solicitation of Consents for the Proposed Amendments (as defined in the Prospectus) to the Indentures governing the Terra Nova notes referred to in the Prospectus (the "Notes").



   AUTHORIZATION TO CONSENT--This will authorize you to Tender the undersigned notes and to deliver the undersigned's Consents with respect to the principal amount of Terra Nova notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus dated April 23, 2002. Please sign below and provide the following information:


               ------------------------------------------------
                                 Signature(s)

               ------------------------------------------------
                            Name(s) (please print)

               ------------------------------------------------
                                    Address

               ------------------------------------------------
                              Address (continued)

               ------------------------------------------------
                                   Zip Code

               ------------------------------------------------
                        Area Code and Telephone Number

               ------------------------------------------------
                 Tax Identification or Social Security Number

               ------------------------------------------------
                          My Account Number with You

               ------------------------------------------------
                      Principal Amount Beneficially Owned

               ------------------------------------------------

          Principal Amount to tender and as to which consent is given

                 (must be an integral multiple of U.S.$1,000)

Dated: ______________________, 2002